UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported) February 27, 2004

             (Exact name of registrant as specified in its charter)
                                  DST Systems, Inc.

         (State or other              (Commission       (I.R.S. Employer
           jurisdiction               File Number)     Identification No.)
        of incorporation)

             Delaware                    1-14036           43-1581814

                333 West 11th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (816) 435-6568

                                 Not Applicable
         (Former name or former address, if changed since last report.)

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                                    FORM 8-K
                                DST SYSTEMS, INC.

ITEM 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS

(c) Exhibits.
                  Exhibit No.       Description of Document
                  99.1              News Release dated February 27, 2004

ITEM 9 REGULATION FD DISCLOSURE

See attached as an Exhibit to this Form 8-K a News Release dated February 27, 2004 concerning the announcement of a new share repurchase program to replace a program that expires February 29, 2004.

The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  DST Systems, Inc.

                  /s/ Kenneth V. Hager
                  Kenneth V. Hager
                  Vice President, Chief Financial Officer and Treasurer

Date: March 1, 2004

February 27, 2004

              DST SYSTEMS, INC. ANNOUNCES SHARE REPURCHASE PROGRAM

DST Systems, Inc. (DST) announced today a share repurchase program. The program replaces a share repurchase plan that expires on February 29, 2004.

On February 26, 2004, the DST Board of Directors authorized for general corporate purposes a repurchase of up to 6,000,000 shares of DST common stock between March 1, 2004 and February 28, 2007. Any repurchases will be made on the open market or in privately negotiated sales in compliance with SEC regulations. The repurchase program will be funded from cash flow and other available sources.

The information and comments above may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST's views as of today, and actual actions or results could differ. There could be a number of factors affecting future actions or results, including those set forth in Form 8-K/A dated March 17, 2003 filed by DST with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comment. DST will not update any forward-looking statements in this press release to reflect future events.

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